Exhibit 99.1

SEPARATION AGREEMENT

This Separation Agreement (the “Agreement”) is made as of this 20th day of November, 2017 by and between Jason Pharmaceuticals, Inc., its affiliates, subsidiaries, predecessors, successors and assigns, and their officers, directors, trustees, employees, agents, attorneys, representatives, insurers, employee benefit plans, fiduciaries, and administrators (past, present and future) (individually and collectively referred to as the “Company” or the “Employer”) and Mona Ameli (“Employee”);

WHEREAS, Employee has been employed with the Employer as the President of OPTAVIA (formerly Take Shape for Life); and

WHEREAS, Employee has informed Employer of her intent to voluntarily resign from employment; effective December 31, 2017 consistent with the terms set forth in her job acceptance agreement letter dated November 11, 2014 (see Addendum A);

WHEREAS, the parties hereto now desire to end their employment relationship on an amicable basis,

NOW, THEREFORE, based on the mutual promises contained herein and other good and valuable consideration, Company and Employee agree as follows:

1.        Employment Status. The employment relationship will end effective December 31, 2017 (the “Separation Date”).

2.        Consulting and On-Call Responsibilities. As part of assisting with an orderly transition of her job duties and responsibilities, Employee agrees that she shall make herself available for a period of six months after the Separation Date, i.e., from January 1, 2018 through June 30, 2018, to consult with and be on-call for the Employer and its officers in order to ensure the smooth transition of OPTAVIA. Addendum B attached hereto describes the scope of potential consulting and on-call work and the compensation agreement for said services.

3.        Consideration; Severance Payment. As consideration for the General Release and Covenant Not to Sue included in Paragraph 12, the restrictive covenants included in Paragraph 8, the Employee’s execution of the general release of claims that is attached hereto as Attachment D (the “Release”) to be signed no sooner than December 31, 2017, and the other obligations under this Agreement, Employee shall receive severance (the “Severance Payments”) consistent with and pursuant to the terms of her job acceptance agreement letter dated November 11, 2014 (see attached Addendum A). The Severance Payments will be calculated using Employee’s final base pay rate of $352,000, which does not include bonuses, commissions, incentives, value of benefits, or any other compensation. The Severance Payments will be made in the form of two (2) equal payments, one paid on January 2, 2018 and the balance paid on June 1, 2018. These payments will be subject to all legally required withholdings and deductions.

4.        Employee Benefits.

(a)       To the extent Employee was a participant in Employer’s health, dental, vision, and/or prescription plans (collectively, “Health Insurance”), conditioned on Employee’s execution of this Agreement, Employee’s Health Insurance coverage will terminate on June 30, 2018. Thereafter, Employee will be eligible for continuation coverage pursuant to COBRA.

(b)       Employee’s participation in the 401(k) Plan and life insurance benefits coverage will terminate on the Separation Date; however, Employee will be entitled to any vested rights, which are governed by the Employer’s 401(k) Plan.

(c)        Employee will receive payment for all accrued and unused paid time off (“PTO”) and any submitted and unreimbursed expenses as of the close of business on the Separation Date.

5.        Bonuses and Other Awards. Employee will be eligible for the 2017 bonus in accordance with the 2017 executive team compensation plan. Employer shall pay such bonus with all other executive paid bonuses in March 2018.

6.        Treatment of Stock Holdings. Employee’s stock options remain subject to the terms and conditions of the stock option plans and agreements pursuant to which the options were issued. All equity compensation awards held by Employee that are unvested or un-exercisable as of the Separation Date shall expire or terminate pursuant to their terms.

7.        Company Property. Employee shall return all Company property to Company on the Separation Date. Employee agrees and authorizes Company to deduct from Employee’s final pay and/or the Severance Payments any amounts for obligations owed by Employee to Company for unpaid personal corporate credit card balances, personal telephone calls, costs of unreturned company property (including, without limitation, computers and keys), and other debts and obligations to the Company. Such amounts shall be documented in writing by the Company and such documentation shall be submitted to Employee prior to such deduction.

8.       Non-Competition, Non-Disclosure and Confidential Information.

(a)        Employee agrees that immediately following the Separation Date through the six (6) month period, ending on June 1, 2018, she shall not, either directly or indirectly, for herself, or through, on behalf of, or in conjunction with any person(s) or entity:

(1) Own, maintain, operate, engage in, be employed by, or have any interest (either as owner, shareholder, partner, officer, employee, consultant, independent contractor, agent, or otherwise) in any Competing Business (as defined in the following sentence). For purposes of this Agreement, “Competing Business” shall be defined as any person(s) or entity in direct competition with Employer or any affiliate of the Employer and which formulates, manufactures, develops, sells or otherwise provides programs, services, or products that are the same or similar to those offered, promoted, distributed, or under development or contemplated to be developed by the Company, its strategic partners, or its sister companies in the retail or direct marketing space or any joint venture or collaboration in which the Company participates. This provision shall apply to any Competing Business which is, or is intended to be, located or operated in any state or other jurisdiction where the Company has conducted business during the term of Employee’s employment with the Company; or

(2) Divert or attempt to divert any business or customer of the Company to any Competing Business by direct or indirect inducement, solicitation, contact, or otherwise; or

(3) Employ or seek to employ any person who is at that time employed by the Company, or otherwise directly or indirectly induce or attempt to induce such person to leave his or her employment with the Company for any reason whatsoever.

Nothing prohibits Employee from participating in any manner in a competing business after June 1, 2018.

(b) Employee agrees that she has an ethical duty to protect and not to disclose Confidential Information that she has gained during her course of employment and to protect confidential relationships between the Company and its customers, clients, suppliers and vendors. Employee will not disclose to, or use for the benefit of, any third party any Confidential Information or trade secrets of the Company and its affiliates. Additionally, Employee agrees that business information that has not been made public shall not be released to private individuals, organizations or governmental bodies unless demanded by legal process such as a subpoena or court order, that should Employee receive a demand by legal process for such information she will immediately notify the Company’s General Counsel or CEO, and that she will not use Confidential Information obtained in the course of her employment for the purpose of advancing any private interest or for personal gain.

(c) Employee shall not retain any Confidential Information or copies thereof, all of which (whether in hard copy or electronic format). Employee shall return to the Company on or before the Separation Date. For the purposes of this Paragraph, “Confidential Information” means information of any type, not publically known, about the Company’s business, marketing data, business plans, strategies, employee lists, financial records and accounts, processes, services, products, products in development, product plans, projections and budgets, suppliers, customers, decisions, or plans of Company or of any customer of Company (regardless of whether Company has executed a confidentiality agreement with such customer), which is used or useful in the conduct of Company’s business, or which confers or tends to confer a competitive advantage over one who does not possess such information. To the extent that any Confidential Information is shared with Employee during the Consulting Period and/or On-Call Period as defined in Addendum B hereto, Employee agrees to return to the Company any such material once her Consulting and/or On-Call activities have concluded, or by no later than June 30, 2018.

(d) Employee agrees that the covenants contained in this Paragraph are reasonable and necessary to protect the Confidential Information and other trade secrets of the Company and its affiliates. For the purposes of this Section, an “affiliate” shall mean the Company or any joint venture or collaboration in which the Company participates.

(e) It is the intent and desire of Employee and the Company that the restrictive provisions in this Paragraph be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision in this Paragraph shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either Party, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made. Employee acknowledges that Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Employee breaches her obligations under this Paragraph. Accordingly, Employee agrees that Company will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Employee of her obligations under this subsection in any Federal or state court sitting in the State of Maryland.

9.        Cooperation. At any time following Employee’s execution of this Agreement, Employee agrees to cooperate fully and completely with Company, its advisors, and its legal counsel and respond to questions candidly and truthfully with respect to any internal inquiry or investigation, any federal, state, or local agency investigation, and/or any legal proceeding involving Company. Such cooperation shall include Employee making herself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, providing advice to Company to assist Company to respond to or defend against any pending or potential claims against the Company, or providing other assistance needed by Company. Company agrees to reimburse Employee for Employee’s time and all out-of-pocket expenses incurred in connection with rendering such services. If Employee is compelled by legal process to appear or participate in any non-criminal proceeding that involves or is brought against Company, Employee shall promptly notify the Company of receipt of legal process.

10.        Mutual Non-Disparagement. Employee agrees that she will not disparage Company or any of Company’s subsidiaries, affiliates, directors, officers, employees and agents, as well as the directors, officers, employees and agents of Company’s subsidiaries and affiliates. Employee’s non-disparagement obligation includes, but is not limited to, the making of negative or disparaging verbal comments to others or publication of documents containing negative or disparaging statements, either electronically or in hard copy formats. Employer agrees that it will instruct all Board Members, the Executive Leadership Team as well as the Senior Leadership Team that they shall not make any negative or disparaging statements concerning, or take any action that derogates Employee or her family members, including as to Employee’s services, reputation, or statements that in any way could damage Employee’s business relationships or reputation in the community, either electronically or in hard copy formats.

11.        References; Communication regarding Separation. Company agrees to provide a positive reference to prospective Employers or other potential business entities regarding Employee’s performance and her positive contributions to the Company during her tenure.

The parties further agree that they shall communicate Employee’s resignation in accordance with the terms set forth in Addendum C attached hereto. The public communication and its timing as well as the messaging regarding this resignation and Separation Agreement is mutually agreed to by both parties. Any deviation from the mutually agreed messaging shall be considered a breach of this Separation Agreement, shall be considered harmful to the injured party and shall entitle the injured party to damages, injunctions, and all remedies in law and equity.

12.        Mutual Release and Covenant Not to Sue.

(a)       In consideration for the Consideration and other benefits set forth above, except as provided below in Paragraph 12(e) below, for Employee and Employees’ heirs and personal representatives, Employee hereby releases and forever discharges Employer, and its subsidiaries, affiliates, successors, benefit plans, and funds, and their current and former directors, officers, employees and shareholders (the “Released Parties”), from and against all liability, damages, actions and claims of any kind whatsoever, known and unknown, that Employee now has or may have had, or thereafter claim to have, on behalf of Employee, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date Employee signs this Agreement, including, but not limited to, all such matters arising out of, or related in any way to, Employee’s employment or Separation of employment with Employer. Employee expressly acknowledges and agrees that, to the maximum extent permitted by law, this General Release includes, but is not limited to, Employee’s release of any tort, contract and other common law claims and any claims under Title VII of the Civil Rights Act of 1964 and 1991, 42 U.S.C. § 2000(e) et seq., 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 794, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., and any employee benefit plan sponsored by the Company which is not subject to ERISA, the Equal Pay Act, 29 U.S.C. § 206(4) et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., the Genetic Information Non-Discrimination Act, the anti-discrimination provisions of the Maryland Code, or any other federal, state or municipal law or ordinance relating to discrimination in employment, or any other law or regulation, known or unknown to Employee at the time of the execution of this Agreement, saving and excepting, however, any and all obligations of or claims against the Company arising by virtue of the terms and conditions of this Agreement.

(b)       With respect to any claim that is not subject to the foregoing release, Employee further waives and gives up any right to become, and promises not to consent to become, a member of any class or collective action, or otherwise participate in any putative or certified class, collective or multi-party action or proceeding, in a case in which claims are asserted against Employer or any of the Released Parties that are related in any way to Employee’s employment, wages or compensation, or the Separation of Employee’s employment. If, without Employee’s prior knowledge and consent, Employee is made a member of a class in any proceeding, Employee agrees to opt out of the class at the first opportunity.

(c)       By signing this Agreement, Employee also expressly acknowledges and represents that to her knowledge Employee (i) has suffered no injuries or occupational diseases arising out of or in connection with Employee’s employment with Employer; (ii) has received all wages to which Employee was entitled as an employee of Employer as of the date of this Agreement; (iii) has received all leave to which Employee was entitled under the Family and Medical Leave Act of 1993 (“FMLA”); and (iv) is not currently aware of any facts or circumstances constituting a violation of the FMLA or the Fair Labor Standards Act (“FLSA”).

(d)       Except as provided in Paragraph 12(e) below, Employee agrees not to file, join in or prosecute any lawsuits against Employer or any of the other Released Parties, concerning any matter, act, occurrence, or transaction which arose on or before the date Employee signs this Agreement. Employee expressly represents that as of the date that Employee signs this Agreement, Employee has not filed any grievances, claims, complaints, administrative charges or lawsuits against Employer or any Released Party.

(e)       Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will waive, relinquish, diminish, or in any way affect (i) any vested rights that Employee may have under Company retirement plans; (ii) any rights or claims that may arise after the date of execution of this Agreement; and (iii) any rights or claims that, as a matter of law, cannot be released or waived. Employee is not precluded from filing a charge with the EEOC or participating in an EEOC investigation; however, to the maximum extent permitted by law, Employee expressly waives Employee’s right to any monetary recovery or any other individual relief in connection with any EEOC charge or other administrative charge or should any federal, state or local administrative agency or any other person pursue any claims on Employee’s behalf arising out of or related to Employee’s employment with Employer and/or the Separation of that employment.

(f)        Employer agrees to fully release and forever discharge Employee from any and all liability, damages, actions and claims of any kind whatsoever, known and unknown, that Employer now has or may have had, or thereafter claim to have, on behalf of Employer or any other person or entity, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date Employee signs this Agreement, excepting only those claims that may arise to enforce the terms of this agreement and claims that arise after Employee’s execution of this Agreement.

13.        Knowing and Voluntary Waiver. Employee agrees that Employee has had an opportunity to thoroughly discuss all aspects of this Agreement with Employee’s private attorney; that Employee understands all provisions of the Agreement; and that Employee is knowingly and voluntarily entering into this Agreement.

14.        No Admission. This Agreement and Release shall not in any way be construed as an admission by the Company or any of its board members, officers, employees or agents of any wrongful conduct or discrimination against, or any liability whatsoever to Employee, and the Company specifically disclaims any liability to Employee.

15.        Integration. This Agreement shall be binding on the assigns and heirs of the Employee and on the purchasers and assigns of the Company. This Agreement contains the entire understanding of the parties relating to employment, employment pay, severance, severance pay and or other benefits and/or Separation from employment, and supersedes all other agreements addressing the same. The parties agree that the Agreement shall not be changed except by another written agreement executed by all parties to this Agreement.

16.        Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

17.        Acceptance of Agreement; Notice of Rights. By signing this Agreement, Employee understands that her waiver and release of claims in this Agreement includes claims under the Age Discrimination in Employment Act (ADEA). In accordance with the Older Worker Benefits Protection Act and ADEA:

(a)       Time to consider this Agreement. Employee acknowledges that she has been provided with a copy of this Agreement and has been given twenty-one (21) consecutive days in which to review and consider the Agreement, although she may sign it sooner if she wishes. The parties agree that any changes, whether material or immaterial, that might be made to this Agreement after it is provided to Employee shall not extend or restart the twenty-one (21) day consideration period.

(b)       Legal counsel. Employee is advised to consult with an attorney prior to signing this Agreement.

(c)       Revocation. Employee acknowledges that she has a period of seven (7) calendar days following the signing of this Agreement to revoke this Agreement. Any such revocation of the Agreement must be made by delivering written notice to Jason Groves, General Counsel, 100 International Drive, 18th Floor, Baltimore, MD 21202, which must be received prior to the end of the revocation period. Any revocation hereunder shall not affect Employee’s Separation from the Employer.

(d)       When the terms become effective. The terms of the Agreement shall become final and binding only upon expiration of the revocation period provided in subparagraph (c) above. In other words, the Effective Date of this Agreement will be the 8th calendar day after Employee signs the Agreement, provided that she has not revoked the Agreement during the revocation period.

Agreed and Accepted:

Jason Pharmaceuticals, Inc.

/s/ Daniel Chard		/s/ Mona Ameli
Employer		Mona Ameli

Date:	11-20-2017	Date:	11-20-2017